Exhibit 99.1

Mimecast Announces Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter Highlights

•	Total revenue of $73.4 million grew 40% yoy on a GAAP basis and 33% in constant currency
•	Added 1,200 new customers. Total customers 30,400 globally
•	Revenue retention rate of 110%
•	Gross profit percentage of 73%
•	GAAP EPS of $(0.14) per diluted share, Non-GAAP EPS of $(0.05) per diluted share

Lexington, MA – May 14, 2018 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the fourth quarter and full year ended March 31, 2018.

“I’m extremely pleased with how we performed in 2018.  We worked tirelessly to bolster our customers’ cyber resilience through the constant innovation of our platform and the introduction of new services like Sync and Recover” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO Peter Campbell noted, “We are proud of our ability to consistently exceed expectations on revenue at the same time showing improvements in our bottom line as we progress to our long-term targets.”

Fourth Quarter 2018 Financial Highlights

•

Revenue: GAAP revenue for the fourth quarter of 2018 was $73.4 million, an increase of 40% compared to $52.4 million of GAAP revenue in the fourth quarter of 2017. Revenue on a constant currency basis increased 33% compared to the fourth quarter of 2017.

•	Customers: Added 1,200 net new customers in the fourth quarter of 2018. We now serve over 30,400 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 110% in the fourth quarter of 2018, compared to 111% in the fourth quarter of 2017.
•	Gross Profit Percentage: Gross profit percentage was 73% in the fourth quarter of 2018, compared to 74% in the fourth quarter of 2017.
•	GAAP Net Loss: GAAP net loss was $8.3 million, or $(0.14) per diluted share, based on 58.3 million weighted-average shares outstanding.
•	Adjusted EBITDA: Adjusted EBITDA was $7.2 million, representing an Adjusted EBITDA margin of 9.8% up from 6.8% in the fourth quarter of 2017.
•	Non-GAAP Net Loss: Non-GAAP net loss was $3.1 million, or $(0.05) per share, based on 58.3 million diluted shares outstanding.
•	Free Cash Flow, Cash and Investments: Mimecast generated $1.9 million of free cash flow in the fourth quarter of 2018. Cash and short-term investments as of March 31, 2018 were $137.2 million.

Full Year 2018 Financial Highlights

•	Revenue: GAAP revenue for 2018 was $261.9 million, an increase of 40% compared to the $186.6 million of GAAP revenue in 2017. Revenue on a constant currency basis increased 38% compared to 2017.
•	Customers: Added 4,000 net new customers in 2018.
•	Revenue Retention Rate: Revenue retention rate was 110% for 2018.
•	Gross Profit Percentage: Gross profit percentage was 73% in 2018, consistent with 73% in 2017.
•	GAAP Net Loss: GAAP net loss was $14.1 million, or $(0.25) per diluted share, based on 57.3 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $25.8 million, representing an Adjusted EBITDA margin of 9.8% up from 6.3% in 2017.
•	Non-GAAP Net Loss: Non-GAAP net loss was $0.9 million, or $(0.01) per share, based on 57.3 million diluted shares outstanding.
•	Free Cash Flow: Mimecast generated $11.9 million of free cash flow in 2018.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•	Sales of Targeted Threat Protection increased during the fourth quarter, with 1,800 customers purchasing the service. In total, 56% of our customers are now using Targeted Threat Protection.
•

A total of 31% of customers used Mimecast in conjunction with Microsoft® Office 365™ during the fourth quarter compared to 21% in the fourth quarter of 2017. More than 9,500 customers of all sizes have selected Mimecast to enhance their security, archive their data, and to provide uptime assurance for their Office 365 investments.

•

Christina Van Houten joined Mimecast in the role of Chief Strategy Officer.  She is responsible for corporate development, product management, and market strategy. Christina is a veteran of the enterprise technology industry, bringing more than two decades of experience with some of the world’s largest firms including Oracle, IBM, Infor Global Solutions, Netezza and ProfitLogic.

•

Mimecast announced enhanced email cyber resilience with new detection, remediation and threat intelligence capabilities for Targeted Threat Protection.   New features include supply chain impersonation protection, similar domain detection, the integration of automated intelligence feeds and the introduction of automated threat remediation capabilities.

Business Outlook

Mimecast is providing guidance for the first quarter and fiscal year 2019.

First Quarter 2019 Guidance:

For the first quarter of 2019, constant currency revenue growth is expected to be in the range of 26% to 28% and revenue is expected to be in the range of $76.3 million to $77.1 million. Our guidance is based on exchange rates as of April 30, 2018 and includes an estimated positive impact of $2.8 million resulting from the weakening of the U.S. dollar compared to the prior year. Adjusted EBITDA for the first quarter is expected to be in the range of $9.0 million to $10.0 million.

Fiscal Year 2019 Guidance:

For the full year 2019, revenue is expected to be in the range of $327.0 million to $338.0 million or 23% to 27% revenue growth in constant currency.  Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $6.3 million. Adjusted EBITDA is expected to be in the range of $49.0 million to $51.0 million.

GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation, amortization, disposals and impairments of long-lived assets, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange (expense) income and includes rent paid in the period related to locations which are accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net loss or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net loss.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EDT (UTC-05:00) on May 14, 2018. To access the conference call, dial (844) 815-2878 for the U.S. and Canada and (615) 800-6885 for international callers and enter conference ID# 1159538.  The call will also be webcast live on the investor relations section of the Company’s website http://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada or (404) 537-3406 for international callers, and entering passcode ID# 1159538.  In addition, an archive of the webcast will be available on the investor relations section of the company’s website http://investors.mimecast.com.

About Mimecast Limited

Mimecast Limited (NASDAQ: MIME) makes business email and data safer for more than 30,400 customers and millions of employees worldwide. Founded in 2003, the Company’s next-generation cloud-based security, archiving and continuity services protect email, and deliver comprehensive email risk management in a single, fully-integrated subscription service. Mimecast reduces email risk and the complexity and cost of managing the array of point solutions traditionally used to protect email and its data. For customers that have migrated to cloud services like Microsoft® Office 365™, Mimecast mitigates single vendor exposure by strengthening security coverage, combating downtime and improving archiving.

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the first quarter and full year 2019, expected revenue from entities reporting in foreign currencies will be translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization, disposals and impairments of long-lived assets, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange (expense) income predominantly related to the elimination of intercompany balances and includes rent paid in the period related to locations which are accounted for as build-to-suit facilities. We define Adjusted EBITDA margin as Adjusted EBITDA over revenue in the period.

Non-GAAP net (loss) income. We define non-GAAP net (loss) income as net loss less share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain other “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net (loss) income versus net loss calculated in accordance with GAAP. For example, as noted above, non-GAAP net (loss) income excludes share-based compensation expense, certain other “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net (loss) income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net (loss) income and evaluating non-GAAP net (loss) income together with net loss calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to our progress on achieving long-term financial targets, the future success of new products and services, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Revenue	$73,401	$52,409	$261,897	$186,563
Cost of revenue	20,176	13,454	69,699	50,314
Gross profit	53,225	38,955	192,198	136,249
Operating expenses
Research and development	12,185	6,607	38,373	22,593
Sales and marketing	32,342	26,489	121,246	96,154
General and administrative	10,360	7,828	36,989	27,875
Impairment of long-lived assets	1,712	—	1,712	—
Restructuring	2,532	—	2,532	—
Total operating expenses	59,131	40,924	200,852	146,622
Loss from operations	(5,906)	(1,969)	(8,654)	(10,373)
Other income (expense)
Interest income	456	203	1,310	510
Interest expense	(442)	(24)	(598)	(268)
Foreign exchange (expense) income	(1,452)	158	(3,511)	6,892
Other income, net	72	—	72	—
Total other income (expense), net	(1,366)	337	(2,727)	7,134
Loss before income taxes	(7,272)	(1,632)	(11,381)	(3,239)
Provision for income taxes	982	986	2,705	2,202
Net loss	$(8,254)	$(2,618)	$(14,086)	$(5,441)

Net loss per ordinary share
Basic and diluted	$(0.14)	$(0.05)	$(0.25)	$(0.10)

Weighted-average number of ordinary shares outstanding
Basic and diluted	58,264	55,375	57,269	54,810

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of March 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$78,339	$51,319
Short-term investments	58,871	60,347
Accounts receivable, net	65,392	44,358
Prepaid expenses and other current assets	15,302	10,054
Total current assets	217,904	166,078

Property and equipment, net	123,822	32,009
Intangible assets, net	9,819	1,590
Goodwill	5,631	5,363
Other assets	1,222	312
Total assets	$358,398	$205,352

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$6,052	$3,558
Accrued expenses and other current liabilities	34,088	20,713
Deferred revenue	123,057	84,159
Current portion of capital lease obligations	1,125	233
Current portion of long-term debt	—	1,725
Total current liabilities	164,322	110,388

Deferred revenue, net of current portion	18,045	11,189
Long-term capital lease obligations	2,390	245
Construction financing lease obligation	67,205	—
Other non-current liabilities	6,444	1,538
Total liabilities	258,406	123,360

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 58,949,644 and 55,901,996 shares issued and outstanding as of March 31, 2018 and 2017, respectively	707	671
Additional paid-in capital	212,839	183,752
Accumulated deficit	(108,207)	(94,017)
Accumulated other comprehensive loss	(5,347)	(8,414)
Total shareholders' equity	99,992	81,992
Total liabilities and shareholders' equity	$358,398	$205,352

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2018	2017	2018	2017
Operating activities
Net loss	$(8,254)	$(2,618)	$(14,086)	$(5,441)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,382	3,178	18,960	11,881
Share-based compensation expense	3,036	2,345	11,734	10,294
Provision for doubtful accounts	43	4	185	87
Impairment of long-lived assets	1,712	—	1,712	—
Loss (gain) on disposal of fixed assets	180	(1)	181	(4)
Other non-cash items	(7)	66	184	132
Unrealized currency loss (gain) on foreign denominated transactions	1,531	(203)	2,958	(6,496)
Changes in assets and liabilities:
Accounts receivable	(10,527)	(5,712)	(18,120)	(11,750)
Prepaid expenses and other current assets	(4,410)	(3,261)	(5,037)	(2,752)
Other assets	(9)	1,899	33	1,861
Accounts payable	(864)	(1,693)	(104)	758
Deferred revenue	19,325	13,868	39,042	29,072
Accrued expenses and other liabilities	6,649	2,025	8,770	4,872
Net cash provided by operating activities	14,787	9,897	46,412	32,514
Investing activities
Purchases of investments	(28,959)	(10,036)	(76,948)	(67,550)
Maturities of investments	23,000	7,000	77,808	7,000
Purchases of property, equipment and capitalized software	(12,909)	(5,134)	(34,498)	(18,491)
Payments for acquisitions	—	—	(1,381)	(5,574)
Net cash used in investing activities	(18,868)	(8,170)	(35,019)	(84,615)
Financing activities
Proceeds from issuance of ordinary shares	7,519	2,513	17,039	4,476
Payments on debt	(194)	(930)	(1,825)	(4,559)
Payments on capital lease obligations	(623)	(249)	(1,039)	(249)
Payments on construction financing lease obligation	(1,019)	—	(1,019)	—
Net cash provided by (used in) financing activities	5,683	1,334	13,156	(332)
Effect of foreign exchange rates on cash	747	396	2,471	(2,388)
Net increase (decrease) in cash and cash equivalents	2,349	3,457	27,020	(54,821)

Cash and cash equivalents at beginning of period	75,990	47,862	51,319	106,140
Cash and cash equivalents at end of period	$78,339	$51,319	$78,339	$51,319

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
	(dollars in thousands)
Revenue constant currency growth rate (1)	33%	45%	38%	39%
Revenue retention rate (2)	110%	111%	110%	111%
Total customers (3)	30,400	26,400	30,400	26,400
Gross profit percentage	73%	74%	73%	73%
Adjusted EBITDA (1)	$7,223	$3,554	$25,752	$11,802

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. We include add-on, or upsell, revenue from additional employees and services purchased by existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported to revenue constant currency growth rate:

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$73,401	$52,409	$261,897	$186,563
Revenue year-over-year growth rate, as reported	40%	42%	40%	32%
Estimated impact of foreign currency fluctuations	(7)%	3%	(2)%	7%
Revenue constant currency growth rate	33%	45%	38%	39%

The following table presents a reconciliation of net loss to Adjusted EBITDA:

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(8,254)	$(2,618)	$(14,086)	$(5,441)
Depreciation, amortization and disposals of long-lived assets	6,562	3,178	19,141	11,881
Rent expense related to build-to-suit facilities	(785)	—	(785)	—
Interest income, net	(14)	(179)	(712)	(242)
Provision for income taxes	982	986	2,705	2,202
Share-based compensation expense	3,036	2,345	11,734	10,294
Impairments of long-lived assets (1)	1,712	—	1,712	—
Restructuring (1)	2,532	—	2,532	—
Foreign exchange expense (income)	1,452	(158)	3,511	(6,892)
Adjusted EBITDA	$7,223	$3,554	$25,752	$11,802

(1) The impairments of long-lived assets and the restructuring expense during the three months and year ended March 31, 2018 related to the exit from our former North American headquarters facility located in Watertown, Massachusetts.

The following table presents a reconciliation of Net loss to Non-GAAP net (loss) income (in thousands, except per share amounts):

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Net (Loss) Income:
Net loss	$(8,254)	$(2,618)	$(14,086)	$(5,441)
Share-based compensation expense	3,036	2,345	11,734	10,294
Amortization of acquired intangible assets (1)	43	43	170	64
Impairment of long-lived assets (2)	1,712	—	1,712	—
Restructuring (2)	2,532	—	2,532	—
Income tax effect of Non-GAAP adjustments	(2,186)	123	(2,917)	(288)
Non-GAAP net (loss) income	$(3,117)	$(107)	$(855)	$4,629
Non-GAAP net (loss) income per ordinary share - basic	$(0.05)	$(0.00)	$(0.01)	$0.08
Non-GAAP net (loss) income per ordinary share - diluted	$(0.05)	$(0.00)	$(0.01)	$0.08
Weighted-average number of ordinary shares used in computing Non-GAAP net (loss) income per ordinary share:
Basic	58,264	55,375	57,269	54,810
Diluted	58,264	55,375	57,269	58,971

(1) Prior period amounts have been updated to conform to the current period presentation.

(2) The impairments of long-lived assets and the restructuring expense during the three months and year ended March 31, 2018 related to the exit from our former North American headquarters facility located in Watertown, Massachusetts.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$14,787	$9,897	$46,412	$32,514
Purchases of property, equipment and capitalized software	(12,909)	(5,134)	(34,498)	(18,491)
Free Cash Flow	$1,878	$4,763	$11,914	$14,023

Share-based compensation expense for the three and twelve months ended March 31, 2018 and 2017 (in thousands):

	Three months ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Cost of revenue	$267	$152	$1,053	$1,353
Research and development	609	405	2,555	1,873
Sales and marketing	1,212	1,082	4,477	4,719
General and administrative	948	706	3,649	2,349
Total share-based compensation expense	$3,036	$2,345	$11,734	$10,294

Revenue Constant Currency Growth Rate reconciliation (dollars in millions):

	Three months ended March 31,			Year Ended March 31,
	2018	2017	% Change	2018	2017	% Change
Total revenue as reported	$73.4	$52.4	40%	$261.9	$186.6	40%
Estimated impact of foreign currency fluctuations			(7)%			(2)%
Total revenue constant currency growth rate			33%			38%

Exchange rate for period
USD	1.000	1.000		1.000	1.000
ZAR	0.084	0.076		0.077	0.071
GBP	1.392	1.239		1.327	1.308
AUD	0.786	0.758		0.774	0.753

Mimecast Social Media Resources

-	LinkedIn: Mimecast
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-	Twitter: @Mimecast
-	Blog: Challenging Complexity

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074